Exhibit 99.11

Exhibit 99.11 Press Release dated September 21, 2011

NEWS RELEASE

FOR IMMEDIATE RELEASE

LEGEND OIL AND GAS LTD. Signs Letter of Intent to Acquire Kansas Production

SEATTLE, Washington. – September 21, 2011 – Legend Oil and Gas Ltd. (OTCBB: LOGL) (“Legend”, the “Company”) is pleased to announce it has signed a Letter of Intent (“LOI”) to purchase producing oil assets in southeastern Kansas from Double 7 Oil and Gas LLC. The assets contain 29 wells which cumulatively produced an average of 16 barrels oil per day (“BOPD”) during a 7 day test production period in August, 2011. There are an additional 14 water injection wells which have yet to be put into service. The production is located on a 240 acre contiguous lease in the McCune area of southeastern Kansas.

“This acquisition will augment our existing production in Kansas and will provide the opportunity to exploit additional hydrocarbons through the completion of a water injection system. The wells and flow lines are already in place; all that is necessary to complete the water flood is a water source well and injection pump. The property can be further developed with additional infill locations and further expansion of the water flood. The reservoir is at a depth of less than 250 feet, which reduces the cost to drill additional wells. The effectiveness of water flooding to increase production has been demonstrated in many nearby analogue fields,” said Legend’s President, Marshall Diamond-Goldberg.

The parties are working toward the signing of a definitive agreement with closing expected to be in October, 2011.

About Legend Oil and Gas Ltd.

Legend Oil and Gas Ltd. is a managed risk, oil and gas exploration/exploitation, development and production company with activities currently focused on leases in southeastern Kansas, northern North Dakota and Canada.

Investor Contact

Marshall Diamond-Goldberg, President

marshall@legendoilandgas.com

403-617-2071

Forward-looking Statements:

This press release contains forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events and the Company’s growth and business strategy. Words such as “expects,” “will,” “intends,” “plans,” “believes,” “anticipates,” “hopes,” “estimates,” and variations on such words and similar expressions are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company. Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, changes in the Company’s business; competitive factors in the market(s) in which the Company operates; risks associated with oil and gas operations in the United States; and other factors listed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Cautionary Note to U.S. Investors – The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use certain terms in this press release, such as “probable,” “possible,” “recoverable” or “potential” reserves among others, that the SEC’s guidelines strictly prohibit us from including in filings with the SEC. Investors are urged to consider closely the disclosure in our filings with the SEC.